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                                                                   EXHIBIT 10.31


CORESTATES BANK

                       CASHPIVOT INVESTMENT/LOAN AGREEMENT
                       -----------------------------------

CoreStates Bank N. A. (the "Bank") provides an automatic funds management service for its commercial deposit customers (the "Customer"). This automatic funds management service, called "CashPivot" may involve an investment sweep module, a loan sweep module and an investment and loan sweep module.

CashPivot, as more fully described below, will be provided by the Bank upon its acceptance of a Customer's application as provided below. The Bank offers other services related to the investment of excess deposits, but those services are not covered by this agreement.

GENERAL DESCRIPTION OF CASHPIVOT SERVICE

CashPivot, in the investment module, permits a Customer to invest and earn a market rate of return on excess funds which would otherwise remain in its commercial checking account with the Bank (the "DDA Account"). The Customer and the Bank will from time to time establish an appropriate demand deposit balance (i.e. minimum account balance) to be maintained in the DDA Account to cover the Customer's normal activity and service charges (the "Base Balance"). Collected funds in excess of the Base Balance are "swept" from the Customer's account at the end of each day and transferred to a separate account established in the Customer's name by the Bank's Trust Department (the "CashPivot Custody Account") for immediate investment in a Bank money market deposit account (the "MMA Account"). In addition to the investment module of CashPivot, a Customer to whom a line of credit has been extended by the Bank for use with CashPivot may drawdown and repay loans or both make investments and drawdown and repay loans, all as cash assets and needs fluctuate by use of the loan module or the investment and loan module.

CashPivot does not constitute a line of credit. Any line of credit established by the Bank for a Customer in connection with the CashPivot will be set forth, and more fully detailed, in a line of credit letter from the Bank to a Customer or in a loan agreement or other documentation between the Bank and such Customer. The provisions of such letter, loan agreement or other documentation shall govern the terms of the line of credit. CashPivot, in the loan module, covers only the method of making and recording advances and payments under a line of credit.

OPERATION OF INVESTMENT MODULE

At the end of each business day, the Bank will post all debits and credits to the DDA Account. The Bank will subtract from the resulting balance the amount of the float, any holds which may be in effect, and the Base Balance. If the net amount is positive, that amount will be transferred to the CashPivot Custody Account for immediate investment in the MMA Account. If the net amount is negative, that amount will be charged to the CashPivot Custody Account (but only to the extent of the positive balance therein) and transferred, through the CashPivot Custody Account, from the MMA Account to the DDA Account to maintain the Base Balance.

        CashPivot Custody Account

        The CashPivot Custody Account is a separate account established and administered by the Bank's Trust Department for each CashPivot Customer solely for the purposes of this agreement. Transactions in the CashPivot Custody Account reflect each Customer's investment in and withdrawals from the MMA Account, proportionate share of interest earned and paid on the MMA Account, and monthly charges of CashPivot service fees. The Customer will receive a CashPivot Custody Account statement on a monthly basis. For purposes of FDIC Insurance limitations, the CashPivot Custody Account will be treated as if it were a Bank deposit account in the Customer's name.


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        MMA Account

        The MMA Account is a single money market deposit account in the Bank, maintained by the Bank's Trust Department for the collective benefit of all CashPivot Customers. The rate of interest on the MMA Account, which is determined by the Bank on a weekly basis, will generally reflect changes in short-term, money market rates, but will not be tied to any particular market rate or indicator. Interest on the MMA Account will be calculated daily and paid monthly.

OPERATION OF THE LOAN MODULE

The loan module may be used only by a Customer who has requested and received a line of credit. At the end of each business day, the Bank will post all debits and credits to the DDA Account. If there is a resulting negative collected balance position or a positive collected balance less than the designated Base Balance, the Customer's line of credit will be charged for an amount sufficient (but not to exceed the amount available under the line of credit) to cover such position and the DDA Account shall be credited with such amount so as to leave a collected balance equal to the designated Base Balance. If the amount available under the line of credit is not sufficient to cover a negative collected position, the account will incur a negative collected and/or ledger overdraft position and any associated charges within the DDA Account.

If there is a positive collected balance greater than the Base Balance, at the end of a business day after the posting of all debits and credits to the DDA Account, the Customer's DDA Account will be charged the amount, limited to such excess balance, necessary to pay down or pay off any outstanding loans under the line of credit.

OPERATION OF INVESTMENT AND LOAN MODULE

As with the loan module, this module may be used only by a Customer who has requested and received a line of credit. At the end of each business day, the Bank shall post all debits and credits to the DDA Account. If there is a resulting negative collected position or a positive collected balance less than the designated Base Balance, a loan computation will be made and CashPivot shall operate in the loan module.

If after posting all debits and credits, there is a positive collected balance greater than the Base Balance and an outstanding loan under the line of credit, a paydown computation will be made and CashPivot shall operate first in the loan module. If there remains a positive collected balance greater than the Base Balance in the DDA Account after payment in full of the loan under CashPivot, then an investment computation shall be made and CashPivot shall operate in the investment module.

DDA ACCOUNT ACTIVITIES

CashPivot will operate by use of the DDA Account from which funds will be swept, to which investments will be returned, to which loan proceeds will be credited and to which loan and interest payments will be charged.

Except as otherwise provided in this agreement, the DDA Account will be governed by the Bank's policies, procedures and fee schedules that are generally applicable to commercial demand deposit accounts.

FEES FOR CASHPIVOT

The Bank's fees for CashPivot are set forth in the current Schedule of CashPivot Fees appended to this agreement. This Schedule may be changed by the Bank from time to time upon thirty days prior written notice to the Customer. CashPivot service fees are in addition to normal account charges applicable to the DDA Account. CashPivot service fees shall be billed monthly and paid monthly through a debit to the CashPivot Custody Account.


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MISCELLANEOUS

Either the Customer or the Bank may terminate CashPivot without cause upon thirty days prior written notice to the other. Either partv may terminate the service for cause immediately upon written notice to the other. The Bank will have the right to amend this Agreement, or any provision hereof, at any time, provided that any such amendments will be effective only on the 10th day following the Bank's mailing, by regular mail, of the terms of such amendment to the Customer.

All notices shall be delivered or mailed to the Customer or the Bank at the respective address indicated below which address may be changed by notice to the other party.

This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

The Customer requests that the Bank provide CashPivot services under this agreement and provides the following information to the Bank:


By:        /s/  Larry E. Davis
        --------------------------------------
                Larry E. Davis, SVP/CFO


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Monthly Maintenance Fee

SCHEDULE OF CASHPIVOT FEES

$120 00

Investment Fee - a per annum fee, payable monthly and based on the average daily CashPivot Custody Account balance for the month.

                   Average                                Annual Rate
        Custody Account Balance ($)                       -----------
        ---------------------------

        $0 - 2,999,999.99                                   20 b.p.

        $3,000,000 and above                                10bp


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